UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 14, 2025

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan

As noted below under Item 5.07, at the Annual Meeting of Share Owners (the “Annual Meeting”) of O-I Glass, Inc. (the “Company”) held on May 14, 2025, the Company’s share owners, upon the recommendation of the Board of Directors of the Company (the “Board”), approved the O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan (the “Plan”), which was adopted by the Board on March 26, 2025, subject to the approval by the Company’s share owners. The Plan amends and restates the Company’s Fourth Amended and Restated 2017 Incentive Award Plan in its entirety.

The Plan, among other things, (1) increases the number of shares of the Company’s common stock that may be issued thereunder by an additional 9,000,000 shares to a total of 33,600,000 shares; and (2) provides that upon a “change in control” of the Company (as defined in the Plan), outstanding awards (i) held by non-employee directors will vest in full and (ii) that are held by participants other than non-employee directors and are not continued, converted, assumed or replaced in connection with the change in control will vest in full (with performance-based awards vesting at target levels of performance). The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock or cash awards to employees, consultants and non-employee directors of the Company and its subsidiaries.

A more detailed description of the material terms of the Plan was included in the Company’s Definitive Proxy Statement (“Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 1, 2025. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Plan and are qualified by reference to the text of the Plan, which is included as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting was held on May 14, 2025. On the record date of March 19, 2025, there were 154,668,859 shares of the Company’s common stock outstanding. The following proposals were submitted to a vote of the share owners at the Annual Meeting, each of which is described in detail in the Proxy Statement:

Proposal 1 – Election of Directors:

Each of the nominees for the Company’s Board of Directors was elected to serve a one-year term by vote of the share owners as follows:

	Aggregate Vote
Name	For	Against	Abstentions	Broker Non-Votes
Samuel R. Chapin	125,057,783	1,863,648	473,314	10,139,478
David V. Clark, II	111,915,608	14,912,363	566,774	10,139,478
Eric J. Foss	122,921,894	3,922,876	549,975	10,139,478
Eugenio Garza y Garza	123,381,636	3,445,630	567,479	10,139,478
Gordon J. Hardie	124,148,392	2,820,031	426,322	10,139,478
John Humphrey	123,182,446	3,747,517	464,782	10,139,478
Iain J. Mackay	123,388,530	3,336,026	670,189	10,139,478
Hari N. Nair	112,271,275	14,634,341	489,129	10,139,478
Cheri Phyfer	114,599,747	12,248,927	546,071	10,139,478
Catherine I. Slater	115,004,089	11,993,646	397,010	10,139,478
Carol A. Williams	111,711,173	14,725,453	958,119	10,139,478

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes
132,024,877	4,691,285	818,061	0

Proposal 3 — Approval of the Company’s Fifth Amended and Restated 2017 Incentive Award Plan:

The Plan was approved by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes
120,622,053	6,619,273	153,419	10,139,478

Proposal 4 —Advisory Vote to Approve Named Executive Officer Compensation:

The compensation of the Company’s named executive officers was approved by an advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes
83,910,833	43,193,456	290,456	10,139,478

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	O-I Glass, Inc. Fifth Amended and Restated 2017 Incentive Award Plan (filed as Appendix B to O-I Glass, Inc.’s Definitive Proxy Statement on Schedule 14A filed April 1, 2025, File No. 1-9576, and incorporated herein by reference)
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	O-I GLASS, INC.

	By:	/s/ John A. Haudrich
John A. Haudrich
Senior Vice President and Chief Financial Officer